Exhibit 3.3

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INVEA THERAPEUTICS, INC.

Invea Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of the Delaware (the “DGCL”), hereby certifies that:

ONE: The name of this corporation is Invea Theapeutics, Inc., and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware (the “Secretary”) was October 20, 2021.

TWO: The Amended and Restated Certificate of Incorporation, attached hereto as Exhibit A, is incorporated herein by reference, and restates, integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation as previously amended or supplemented.

THREE: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the DGCL.

FOUR: This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said Corporation in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Corporation.

In Witness Whereof, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this [      ]th day of [      ], 2026.

Invea Therapeutics, Inc.

By:	/s/
Krishnan Nandabalan
Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

Invea Therapeutics, inc.

I.

The name of the corporation is Invea Therapeutics, Inc. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

IV.

A. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 260,000,000 shares, consisting of 250,000,000 shares of Common Stock, each having a par value of $0.0001, and 10,000,000 shares of Preferred Stock, each having a par value of $0.0001.

B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the board of directors of the Corporation (the “Board of Directors”) as hereinafter provided.. Authority is hereby expressly granted to the Board of Directors, from time to time, to issue all or any of the Preferred Stock in one or more series and, in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate (including any Certificate of Designation). The number of authorized shares of Preferred Stock and Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding plus, if applicable, the number of shares of such class or series reserved for issuance) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or Common Stock, respectively, or of any series thereof irrespective of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock. For the avoidance of doubt, but subject to the rights of any holders of any outstanding series of Preferred Stock, Section 242(d) of the DGCL shall apply to amendments to this Amended and Restated Certificate of Incorporation.

C. Common Stock, The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors and outstanding from time to time. Except as otherwise provided herein or required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation (including any Certificate of Designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate (including any Certificate of Designation) or pursuant to the DGCL. Subject to applicable law and the rights of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law. Subject to the rights of any holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then-outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

V.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. Management of the Business.

Except as provided by the DGCL or this Amended and Restated Certificate of Incorporation, the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. Subject to any rights of the holders of shares of any one or more series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors that shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by the Board of Directors.

B. Board of Directors

Subject to the rights of the holders of any one or more series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Each class shall consist as nearly as practicable of a number of directors equal to one third of the number of members of the Board authorized as provided in this Amended and Restated Certificate of Incorporation. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the filing of this Amended and Restated Certificate of Incorporation (the “Filing Date”), the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Filing Date, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Filing Date, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned hereafter among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall remove or shorten the term of any incumbent director.

C. Removal of Directors.

Subject to the rights of the holders of any one or more series of Preferred Stock to remove directors elected by such series of Preferred Stock, the entire Board of Directors or any individual director may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.

D. Vacancies.

Subject to any limitations imposed by applicable law and subject to the rights of the holders of any one or more series of Preferred Stock to elect additional directors or fill vacancies in respect of such directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. Any director elected to fill a newly created directorship or vacancy in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders held to elect the class of directors to which such director was elected and until such director’s successor shall have been elected and qualified or such director’s earlier death, resignation or removal.

E. Preferred Stockholders Election Rights.

Whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section A of Article V hereof, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

F. Amended and Restated Bylaw Amendments.

The Board of Directors is expressly authorized and empowered to adopt, amend or repeal any provisions of the Amended and Restated Bylaws of the Corporation (the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class.

G. Stockholder Actions.

1. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

2. Subject to the rights of the holders of any shares of any one or more series of Preferred Stock then outstanding, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

3. Subject to any rights of the holders of shares of any series of Preferred Stock then outstanding, special meetings of stockholders of the Corporation may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer or vote of the majority of the Board of Directors, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

4. An annual meeting of stockholders for the purpose of election of directors and for such other business as may properly come before the meeting, shall be held on such date, time and place, if any, as may be determined from time to time by the Board of Directors. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

VI.

A. No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

B. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (i) any derivative claim or cause of action brought on behalf of the Corporation; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation, to the Corporation or the Corporation’s stockholders; (iii) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, arising out of or pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by applicable law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. To the fullest extent permitted by law, if any action, the subject matter of which is within the scope of clause (a) of the immediately preceding sentence, is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence, and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. This Section A of Article VII shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

C. Any person or entity purchasing, holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Amended and Restated Certificate of Incorporation.

If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

VIII.

A. The Corporation reserves the right to amend, alter, change or repeal, at any time and from time to time, any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation are granted subject to this reservation.

B. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of applicable law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal (whether by merger, consolidation, conversion or otherwise), or adopt any provision inconsistent with, Articles V, VI, VII and VIII.

IX.

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby, and to the fullest extent permitted by applicable law, the provisions of this Amended and Restated Certificate of Incorporation shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation.

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